UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2015

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)

1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254
(Address of principal executive offices, including zip code)

(310) 853-1950
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2015, the Board of Directors of Virtual Piggy, Inc. (the “Company”) approved amendments extending the term of outstanding warrants to purchase in the aggregate 3,877,970 shares of common stock of the Company at exercise prices ranging from $0.01 per share to $1.00 per share (the “Warrants”).  These Warrants were scheduled to expire at various dates during 2015 and were each extended for an additional one year period from the applicable current expiration date, with the new expiration dates ranging from February 23, 2016 to December 28, 2016.

One of our directors, George O. McDaniel III, currently holds Warrants to purchase 250,000 shares at an exercise price of $0.50 per share, which previously were to expire on May 12, 2015 and will now expire on May 12, 2016.  In addition, Kathleen Tobia, the spouse of William Tobia, one our directors, holds Warrants to purchase 40,000 shares at an exercise price of $0.50 per share, which previously were to expire on May 21, 2015 and will now expire on May 21, 2016.

Except as set forth above, the Warrants were not modified or amended in any respect.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 23, 2015, the Board of Directors of the Company also approved amendments extending the term of certain outstanding stock options held by two senior executives of the Company.  Specifically, the Board authorized the extension by two years of the expiration date of options to purchase: (i) 3,000,000 shares at $0.04 per share held by Jo Webber, our Chairperson of the Board and Chief Executive Officer from March 2, 2015 to March 2, 2017 and (ii) 500,000 shares at $0.04 per share held by Pradeep Ittycheria, our Chief Technology Officer from March 2, 2015 to March 2, 2017.

Except as set forth above, the foregoing options were not modified or amended in any respect.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: February 25, 2015	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

3